UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 5, 2019
____________________

WAITR HOLDINGS INC.

(Exact name of registrant as specified in charter)

____________________

Delaware	001-37788	26-3828008
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

844 Ryan Street, Suite 300, Lake Charles, Louisiana 70601

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: 1-337-534-6881

Not Applicable
(Former name or former address, if changed since last report)

___________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Securities Exchange Act of 1934:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, Par Value $0.0001 Per Share	WTRH	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07 Submission of Matters to a Vote of Security Holders.

 At the 2019 Annual Meeting of Stockholders (the “Annual Meeting”) of Waitr Holdings Inc. (the “Company”) held on June 5, 2019, the Company’s stockholders were asked to consider and vote upon the following two proposals: (1) to elect two Class I directors to serve until the 2022 Annual Meeting of Stockholders of the Company and (2) to ratify the appointment of Moss Adams LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2019. The following are the final voting results for the proposals considered and voted upon at the Annual Meeting, each of which is more fully described in the Company’s definitive proxy statement for the Annual Meeting filed with the U.S. Securities and Exchange Commission on April 26, 2019:

1.

The Class I directors that were up for election at the Annual Meeting were each elected for a three-year term expiring at the Company’s 2022 Annual Meeting of Stockholders and until his successor has been duly elected and qualified, or, if sooner, until his death, resignation or removal. Votes regarding the election of these directors were as follows:

		Votes	Broker
Nominee	Votes For	Withheld	Non-Votes
Pouyan Salehi	43,373,286	345,008	3,583,687
Steven L. Scheinthal	43,460,955	257,339	3,583,687

2.	Moss Adams LLP was ratified as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2019. The voting results were as follows:

	Votes
Votes For	Against	Abstentions
47,139,517	12,294	150,170

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WAITR HOLDINGS INC.

	By:	/s/ Damon Schramm
Name: Damon Schramm
Title: Chief Legal Officer

Dated: June 6, 2019